PRICING SUPPLEMENT NO. 73                                         Rule 424(b)(3)
DATED:  April 28, 1999                                        File No. 333-61437

(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998


                         THE BEAR STEARNS COMPANIES INC.

                           Medium-Term Notes, Series B

             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount: $25,000,000  Floating Rate Notes [_]   Book Entry Notes [x]
Original Issue Date: 3/24/99   Fixed Rate Notes [x]      Certificated Notes [_]
Maturity Date: 3/24/2019       CUSIP#: 073928 HW 6
Option to Extend Maturity:     No  [x]
                               Yes [_]   Final Maturity Date:

                                          Optional                Optional
                     Redemption           Repayment               Repayment
Redeemable On        Price(s)             Date(s)                 Price(s)

*                    N/A                  N/A                     N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                           Maximum Interest Rate:

[_]        Commercial Paper Rate               Minimum Interest Rate:

[_]        Federal Funds Rate                  Interest Reset Date(s):

[_]        Treasury Rate                       Interest Reset Period:

[_]        LIBOR Reuters                       Interest Payment Date(s):

[_]        LIBOR Telerate

[_]        Prime Rate

[_]        CMT Rate

Initial Interest Rate:                          Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

------------------------------------

* Commencing May 24, 2004 and on interest payment dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**   Semi-annually on the 24th, commencing 10/24/99.

     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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